UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2009, Maxygen, Inc. (the “Company”) entered into a Master Joint Venture Agreement (the “Joint Venture Agreement”) with Astellas Pharma Inc. (“Astellas”) and Astellas Bio Inc. (“Bio”), pursuant to which the parties will establish a joint venture subsidiary (the “Joint Venture”) focused on the discovery, research and development of multiple protein pharmaceutical programs, including the Company’s MAXY-4 program and other early stage programs. The Company and Astellas are also parties to a Co-Development and Commercialization Agreement, dated as of September 18, 2008 (the “MAXY-4 Agreement”), pursuant to which the parties are collaborating on the development and commercialization of the Company’s MAXY-4 program candidates for autoimmune diseases and transplant rejection.

In connection with the consummation (the “Closing”) of the transaction contemplated by the Joint Venture Agreement (the “Transaction”), the Company will enter into an asset contribution agreement with the Joint Venture, pursuant to which the Company will contribute substantially all of its programs and technology assets in protein pharmaceuticals, including the MAXY-4 Agreement but excluding its MAXY-G34 program, in exchange for an ownership interest in the Joint Venture. At the Closing, the Company and Bio also will enter into a unit purchase agreement with the Joint Venture under which each party will invest $10 million of cash in the Joint Venture, immediately following which the Company will have an ownership interest in the Joint Venture of approximately 83% and Astellas will have the remaining ownership interest of approximately 17%. Astellas will be granted an option (the “Buy-Out Option”) to acquire all of the Company’s ownership interest in the Joint Venture at specified exercise prices that will increase each quarter from $53 million to $123 million over the term of the option, which expires on the third anniversary of the Closing.

Pursuant to the Joint Venture Agreement, Astellas and the Joint Venture also will enter into a collaboration agreement (the “Other Products Collaboration Agreement”), pursuant to which Astellas will fund substantially all of the costs, estimated at up to $30 million over the three-year option term and subject to certain limitations, related to the discovery, research and development by the Joint Venture of multiple protein therapeutics (other than the MAXY-4 program). Astellas will be granted an option to obtain an exclusive license to any one product developed by the Joint Venture under the Other Products Collaboration Agreement, and to proprietary products of Astellas, if any, which Astellas and the Joint Venture agree to develop under the Other Products Collaboration Agreement. This product option is subject to certain conditions and is exercisable only if Astellas does not exercise the Buy-Out Option prior to expiration of its term. The on-going development costs for the MAXY-4 program will be shared by Astellas and the Joint Venture in accordance with the existing terms of the MAXY-4 Agreement. The Other Products Collaboration Agreement also limits the research, development, manufacture and commercialization activities that the Joint Venture may conduct without Astellas’ consent.

To support the research and development operations of the Joint Venture, the Company also will enter into a technology license agreement with the Joint Venture under which the Company will grant the Joint Venture certain exclusive licenses to use the Company’s MolecularBreeding™ technology platform and ancillary protein expression technologies for the discovery, research and development of protein pharmaceuticals, subject to certain existing licenses and other limitations.

Pursuant to the Joint Venture Agreement, the parties also will enter into a limited liability company agreement, investors’ rights agreement, co-sale agreement and voting agreement that will govern the parties’ relationship as investors in the Joint Venture. The terms and conditions related to the Buy-Out Option will be set forth in the investors’ rights agreement. In addition, under these agreements, the Joint Venture (and the Company as a majority owner) will be prohibited from taking certain actions with respect to the business of the Joint Venture and the Company’s ownership interest without the consent of Astellas. Certain of these restrictions will be eliminated if Astellas does not exercise the Buy-Out Option prior to the expiration of the option term, and additional restrictions will be substantially eliminated when no amounts are outstanding under the bridge loan agreement.

In the event Astellas does not exercise the Buy-Out Option prior to the expiration of the three-year option term, all rights to the protein therapeutics developed by the Joint Venture (with the exception of any products for which Astellas has exercised its license option) will be retained by the Joint Venture. In the event that Astellas does not exercise its Buy-Out Option and does not exercise its product option under the Other Products Collaboration Agreement, an Astellas subsidiary will be required to provide the Joint Venture with up to 18 months of transition funding in the form of revolving loans of up to $20 million on pre-agreed terms in accordance with a form bridge loan agreement.

Pursuant to the terms of the Joint Venture Agreement, the Company is not permitted to solicit other proposals related to its business as a whole or the business or assets to be contributed to the Joint Venture, to share information or have discussions regarding alternative acquisition proposals or to approve or recommend alternative acquisition proposals. These restrictions are subject to certain exceptions, including customary “fiduciary out” exceptions, which permit the Company’s board of directors to take certain actions in connection with alternative acquisition proposals in order to comply with its fiduciary duties. The Company may terminate the Joint Venture Agreement under certain circumstances. In connection with certain terminations, the Company must pay to Astellas a termination fee of $1,500,000.

Each of the parties has made customary representations and warranties in the Joint Venture Agreement and the Company has agreed to customary covenants, including covenants regarding the operation of the Company’s business prior to the Closing. Each party has likewise undertaken certain customary indemnification obligations. The Transaction has been approved by the boards of directors of the Company and Astellas and is subject to customary closing conditions, including the approval of the Transaction by the Company’s stockholders. The parties expect the Closing to occur late in the third quarter or early in the fourth quarter of 2009.

The Company’s board of directors approved the Transaction and recommends that the Company’s stockholders adopt the Transaction and the principal agreements related thereto.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Joint Venture Agreement and the agreements contemplated thereunder, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, a copy of the press release issued by the Company regarding the Transaction also is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, in connection with the Transaction, the Company entered into various compensation arrangements (described below) that are contingent upon the Closing.

Change of Control Agreements with Certain Officers

The Company has entered into Amended and Restated Change of Control Agreements (the “Restated Change of Control Agreements”) with each of Russell Howard, the Company’s chief executive officer, Elliot Goldstein, the Company’s chief operating officer, and Lawrence Briscoe, the Company’s chief financial officer.

The Restated Change of Control Agreements amend the existing change of control agreements between the Company and each of these officers to expressly provide that the Closing will constitute a “change of control” thereunder and to establish a termination date for each officer’s employment with the Company after a transition period following the Closing. Upon termination, the Restated Change of Control Agreements provide each officer with payments and benefits substantially the same as provided in the existing change of control agreements. These benefits include full accelerated vesting of outstanding equity awards and a lump-sum cash payment (less applicable withholding) following termination of employment equal to three times the executive’s 2009 base salary, which payment will equal $1,561,560 for Mr. Howard, $1,319,484 for Mr. Goldstein and $1,111,419 for Mr. Briscoe. Pursuant to the Restated Change of Control Agreements, the receipt of any benefits are subject to each officer entering into a 36-month non-competition and non-solicitation agreement with the Company. Under the terms of the Restated Change of Control Agreements, each officer also has agreed to enter into a consulting agreement with the Company to provide for the performance of consulting services to the Company following the termination date.

The Restated Change of Control Agreements will become effective only if the Closing occurs prior to December 31, 2009. Prior to the Restated Change of Control

Agreements becoming effective, or if the Restated Change of Control Agreements are terminated without becoming effective, the existing change of control agreements between the Company and each of these individuals will continue to remain in effect.

The foregoing description of the Change of Control Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Change of Control Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Change of Control Agreement with each officer substantially conforms to the form of Change of Control Agreement.

Change of Control and Compensation Arrangements with Grant Yonehiro

The Company has also entered into a Retention Agreement (the “Retention Agreement”) with Grant Yonehiro, the Company’s chief business officer. Under the Retention Agreement, effective as of and contingent upon Closing, Mr. Yonehiro will be eligible to receive a transaction bonus of $600,000 from the Company, subject to his continued employment with the Company or the Joint Venture through such date. The Retention Agreement also provides that Mr. Yonehiro will be eligible for and considered for a bonus (in an amount, if any, determined at the discretion of the Board) for the 2009 calendar year, which will be paid at the same time other employees of the Company are considered for a bonus for such calendar year. In addition, all of Mr. Yonehiro’s outstanding equity-based awards will be accelerated to vest in full upon the Closing.

Under the Retention Agreement, Mr. Yonehiro will also be eligible to receive retention payments from the Company of $200,000 on each of the first three anniversaries of the Closing, in each case subject to his continued employment with the Company or the Joint Venture.

In addition, if Mr. Yonehiro’s employment is terminated prior to the third anniversary of the Closing as a result of his death or “disability,” by the Company other than for “cause,” by Mr. Yonehiro for “good reason,” or due to the Company’s dissolution or liquidation, then Mr. Yonehiro will be entitled to receive a lump-sum severance payment (less applicable withholding taxes) equal to the greater of (i) any remaining unpaid retention payments (described above), or (ii) six months of his then applicable base salary, as well as continued coverage under the Company’s group health and medical benefit plans.

Pursuant to the Retention Agreement, the receipt of any benefits by Mr. Yonehiro is subject to his entry into a 36-month non-competition and non-solicitation agreement with the Company. Under the Retention Agreement, Mr. Yonehiro has also agreed to enter into a consulting agreement with the Company to provide for the performance of services to the Company following any termination of employment. The Retention Agreement will become effective only if the Closing occurs.

As a result of the benefits provided in the Retention Agreement, the Company has also entered into an amended and restated change of control agreement with

Mr. Yonehiro (the “Change of Control Agreement”). The Change of Control Agreement amends and restates Mr. Yonehiro’s existing change of control agreement in its entirety solely to provide for its automatic termination on December 31, 2009 unless a “change of control” occurs on or prior to such date and to conform its provisions to the safe harbor good-reason termination provisions under Section 409A of the Internal Revenue Code. If the Closing does not occur, the Change of Control Agreement will not become effective and the existing change of control agreement between the Company and Mr. Yonehiro will continue to remain in effect.

The Company and Mr. Yonehiro have also entered into an employment offer letter agreement, to become effective as of an and contingent upon the Closing, pursuant to which Mr. Yonehiro will serve as Chief Executive Officer and President of the new Joint Venture. The offer letter provides that Mr. Yonehiro will receive an annual base salary from the Joint Venture of $300,000 and a discretionary bonus award for 2010 ranging from 0% to 60% of base salary, with a target payment of 45%. Following his commencement of employment, the Joint Venture will grant Mr. Yonehiro 3,750,000 common units of limited liability company interest of the Joint Venture as “profits interest” units pursuant to an equity incentive plan. Bio has agreed to purchase vested profits interest units at the time that the Buy-Out Option is exercised in accordance with the terms of the equity incentive plan. The purchase of these profits interest units would not reduce the total amount payable by Bio for Maxygen’s interest in the Joint Venture. The offer letter provides that if the Joint Venture terminates Mr. Yonehiro’s employment without cause or Mr. terminates his employment with Joint Venture for good reason, then conditioned on execution of a release of claims, Mr. Yonehiro will be entitled to severance payments of six months continued base salary and medical premium reimbursement and six months accelerated vesting and of outstanding Joint Venture and Maxygen equity awards. In addition, Mr. Yonehiro’s outstanding options will have their post-termination exercise period extended by six months.

The foregoing descriptions of the Retention Agreement, the Change of Control Agreement and the contingent offer letter with the Joint Venture subsidiary do not purport to be complete and are qualified in their entirety by reference to the copies of these agreements attached as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Acceleration of RSU Vesting

The Company has modified the restricted stock unit awards granted to all employees and to Mr. Isaac Stein, the chairman of our board of directors, in 2008 to provide for accelerated vesting of all remaining shares of the Company’s common stock underlying such awards. Under the amended vesting schedule, all remaining shares underlying such awards will vest in full 90 days after consummation of the Transaction, subject to the recipient’s continued employment or other service relationship with the Company on such date. The amendment will result in the accelerated vesting of 45,000 remaining shares underlying restricted stock units awarded to Mr. Stein. This amendment will not result in the acceleration of vesting for restricted stock units awarded to our executive officers, which is otherwise provided for in the Change of Control Agreements (described above) with respect to Russell Howard, Elliot Goldstein and Lawrence Briscoe, and in the Retention Agreement (described above) with respect to Grant Yonehiro.

Additional Information and Where You Can Find It

In connection with the transaction discussed herein, Maxygen will file a proxy statement with the SEC. The proxy statement will be furnished to the stockholders of Maxygen. Investors and security holders of Maxygen are urged to read the proxy statement when it becomes available because it will contain important information about Maxygen and the proposed transaction. The proxy statement (when it becomes available), and any other documents filed by Maxygen with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Maxygen by contacting Maxygen at info@maxygen.com or via telephone at (650) 298-5300. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Maxygen and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in favor of the proposed transaction. Information about the directors and executive officers of Maxygen and their respective interests in the proposed transaction will be available in the proxy statement.

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about the proposed transaction, the timing of the transaction and the potential benefits of the transaction and the strategic restructuring. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Maxygen does not receive required stockholder approval or fails to satisfy other conditions to closing, the Joint Venture will not be formed. Further, there is no assurance that the Joint Venture will be successful or that Astellas will exercise its Buy-Out Option or product license option even if the Joint Venture is successful. In any forward-looking statement in which Maxygen expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Maxygen stockholders to approve the formation of the Joint Venture and the other transactions, the failure of any other closing condition to be satisfied, unexpected delays in the formation of the Joint Venture, risks inherent in drug development, such as potential difficulties or delays in the development, testing, regulatory approvals, progression or production of drug compounds, the failure to develop products suitable for commercialization, the delay or suspension of predicted development and commercial timelines for any potential products, the failure to protect intellectual property portfolio and rights; the failure to identify and develop new potential products, and the risk that any compounds developed may have adverse side effects or inadequate therapeutic efficacy, and other economic, business, competitive, and/or regulatory factors affecting Maxygen’s business and the market it serves generally, including those set forth in Maxygen’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings. Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Master Joint Venture Agreement, dated as of June 30, 2009, by and among Maxygen, Inc., Astellas Pharma Inc. and Astellas Bio Inc.

2.1.1	Form of Asset Contribution Agreement

2.1.2	Form of Other Products Collaboration Agreement

2.1.3	Form of License Agreement

2.1.4	Form of Limited Liability Company Agreement

2.1.5	Form of Investors’ Rights Agreement

10.1*	Form of Amended and Restated Change of Control Agreement

10.2*	Retention Agreement, dated June 30, 2009, between Maxygen, Inc. and Grant Yonehiro

10.3*	Amended and Restated Change of Control Agreement, dated June 30, 2009, between Maxygen, Inc. and Grant Yonehiro

10.4*	Contingent Offer Letter to Grant Yonehiro from Maxygen, Inc. dated June 26, 2009

99.1	Press release, dated June 30, 2009, issued by Maxygen, Inc. entitled, “Maxygen Announces Joint Venture with Astellas to Develop Protein Pharmaceuticals”

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: July 1, 2009	By:	/s/ Russell Howard
Russell Howard
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Master Joint Venture Agreement, dated as of June 30, 2009, by and among Maxygen, Inc., Astellas Pharma Inc. and Astellas Bio Inc.

2.1.1	Form of Asset Contribution Agreement

2.1.2	Form of Other Products Collaboration Agreement

2.1.3	Form of License Agreement

2.1.4	Form of Limited Liability Company Agreement

2.1.5	Form of Investors’ Rights Agreement

10.1*	Form of Amended and Restated Change of Control Agreement

10.2*	Retention Agreement, dated June 30, 2009, between Maxygen, Inc. and Grant Yonehiro

10.3*	Amended and Restated Change of Control Agreement, dated June 30, 2009, between Maxygen, Inc. and Grant Yonehiro

10.4*	Contingent Offer Letter to Grant Yonehiro from Maxygen, Inc. dated June 26, 2009

99.1	Press release, dated June 30, 2009, issued by Maxygen, Inc. entitled, “Maxygen Announces Joint Venture with Astellas to Develop Protein Pharmaceuticals”

*	Management contract or compensatory plan or arrangement.